Exhibit 10.2
EXECUTION COPY
LIMITED GUARANTY
This Limited Guaranty, dated as of October 3, 2011 (the “Guaranty”), is hereby made and delivered by SBAR’S, Inc., a New Jersey corporation (the “Guarantor”), to A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (the “Company”), in favor of, and for the benefit of, the Guaranteed Parties (as defined below).
WHEREAS, Nicole Crafts, LLC, a Delaware limited liability company (“Parent”), Sbar’s Acquisition Corp., a Pennsylvania corporation (“Merger Sub”), and the Company are parties to an Agreement and Plan of Merger, dated as of October 3, 2011 (as it may be amended or modified from time to time, the “Merger Agreement”); and
WHEREAS, all capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement; and
WHEREAS, pursuant to Section 7.9 of the Merger Agreement, the Surviving Corporation has agreed to indemnify, defend and hold harmless the Guaranteed Parties to the extent set forth therein; and
WHEREAS, the undersigned desires to irrevocably and unconditionally guarantee to the Indemnified Parties (the “Guaranteed Parties”) the performance and discharge of any and all liabilities and obligations of the Surviving Corporation under such Section 7.9 of the Merger Agreement, subject to the limitations set forth herein.
NOW, THEREFORE, to induce the Company to enter into the Merger Agreement and in consideration of the consummation of the transactions contemplated by the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor, intending to be legally bound as primary obligor and not merely as surety, hereby agrees as follows:
1. Limited Guaranty. Subject to the limitations set forth herein, the Guarantor hereby irrevocably and unconditionally guarantees to the Guaranteed Parties the due and punctual payment, performance and discharge of any and all liabilities and obligations of the Surviving Corporation under and pursuant to Section 7.9 of the Merger Agreement, subject to the limitations described in such Section 7.9 (all of the foregoing, including all collection costs incurred hereunder being hereinafter called, collectively, the “Guaranteed Obligations”), if, and only to the extent, any portion of the Guaranteed Obligations remains unpaid thirty (30) days following written demand for payment made to the Surviving Corporation. Notwithstanding any other terms of this Guaranty, it is expressly agreed that the Guarantor shall only be liable, and the Company or the Guaranteed Parties shall only be entitled to make any claim, under this Guaranty at any time that (i) the real property (the “Property”) of A.C. Moore Urban Renewal, LLC (“Urban Renewal”) located in Berlin, New Jersey is not free and clear of any Lien or Liens, other than Liens up to a maximum aggregate amount of $500,000; or (ii) there has been consummated any direct or indirect transfer of the Property to a Person, other than to a wholly-owned Subsidiary of the Surviving Corporation, including, but not limited to, the sale of the Property subject to an understanding or agreement (contingent or otherwise) to repurchase such Property. All payments hereunder shall be made in lawful money of the United States, in immediately available funds.

2. Terms of Guaranty.
(a) This Guaranty is one of payment and performance, not of collection, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, regardless of whether an action is brought against Parent, Merger Sub or the Surviving Corporation.
(b) Except as otherwise provided herein and without amending or limiting the other provisions of this Guaranty, the liability of the Guarantor under this Guaranty shall, to the fullest extent permitted under applicable Law, be absolute, irrevocable and unconditional irrespective of:
(i) any change in the corporate existence, structure or ownership of Parent, Merger Sub, the Surviving Corporation or the Guarantor, or any insolvency, bankruptcy, reorganization, moratorium or other similar proceeding affecting Parent, Merger Sub, the Surviving Corporation or the Guarantor or any of their respective assets;
(ii) the existence of any claim, set-off or other right that (x) the Guarantor may have at any time against Parent, Merger Sub, the Surviving Corporation, the Guaranteed Parties or the Company or (y) Parent or Merger Sub may have at any time against the Company or the Guaranteed Parties, in each case, whether in connection with any Guaranteed Obligations or otherwise; or
(iii) the addition, substitution or release of any Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement.
(c) The Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Company or the Guaranteed Parties upon this Guaranty or acceptance of this Guaranty. The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between Parent, Merger Sub or the Guarantor, on the one hand, and the Company, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty.
(d) The Guaranteed Parties shall not be obligated to file any claim relating to any Guaranteed Obligations in the event that the Surviving Corporation becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Parties to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Guaranteed Parties in respect of any Guaranteed Obligation is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Guaranteed Obligations as if such payment had not been made.

(e) The Guarantor will not exercise any rights of subrogation or contribution against the Surviving Corporation, whether arising by contract or operation of law (including, without limitation, any such right arising under bankruptcy or insolvency Laws) or otherwise, by reason of any payment by it pursuant to the provisions of this Guaranty unless and until the Guaranteed Obligations have been indefeasibly paid in full.
(f) Subject to the terms of Section 1 herein above, if the Surviving Corporation fails to discharge its Guaranteed Obligations when due in accordance with the applicable terms of the Merger Agreement, then the Guaranteed Parties may at any time and from time to time, in their sole discretion, and so long as the Surviving Corporation has failed to discharge the Guaranteed Obligations, take any and all actions available hereunder or under applicable Law to collect any of the Guarantor’s liabilities hereunder in respect of the Guaranteed Obligations. The Guarantor shall pay, or cause to be paid, to the Guaranteed Parties not later than the third (3rd) day following receipt of a written notice by the Guaranteed Parties of the failure of the Surviving Corporation to pay any or all of the Guaranteed Obligations in accordance with the Merger Agreement, the full amount then due and payable by the Surviving Corporation under the Merger Agreement in cash by wire transfer to the account set forth in such notice.
(g) No delay or failure on the part of the Guaranteed Parties in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Guaranteed Parties of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.
(h) The Guarantor agrees, in the event that this Guaranty is enforced or collected by law or through an attorney at law, to pay all costs of collection incurred by the Guaranteed Parties, including, without limitation, reasonable attorneys’ fees.
3. Waiver of Acceptance, Presentment; Etc. The Guarantor expressly and irrevocably waives defenses on the basis of promptness, diligence, notice of acceptance hereof, presentment, demand for payment, notice of non-performance, default, dishonor, protest and any notice of any kind (other than notices to be provided in accordance with the Merger Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium or other similar Law now or hereafter in effect, any right to require the marshalling of assets of the Surviving Corporation, or any other Person liable with respect to any of the Guaranteed Obligations, and all suretyship defenses generally. The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits and after the advice of counsel.
4. Continuing Guaranty; Certain Waivers.
(a) This Guaranty is a continuing one and shall remain in full force and effect until the indefeasible payment and satisfaction in full of the Guaranteed Obligations, shall be binding upon the Guarantor, its successors and permitted assigns, and shall inure to the benefit of, and be enforceable by, the Guaranteed Parties and their respective heirs, executors, administrators, successors and permitted transferees and assigns. All obligations to which this Guaranty applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

(b) The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by: (a) the failure of the Guaranteed Parties to assert any claim or demand or to enforce any right or remedy against the Surviving Corporation; (b) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement or any other agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations (provided that any such change, rescission, waiver, compromise, consolidation or other amendment or modification shall be subject to the prior written consent of the Surviving Corporation to the extent expressly required by the Merger Agreement); (c) the addition, substitution or release of any Person interested in the transactions contemplated by the Merger Agreement (provided, that any such addition, substitution or release shall be subject to the prior written consent of the Surviving Corporation to the extent expressly required under the Merger Agreement); (d) any change in the corporate existence, structure or ownership of the Surviving Corporation or any other Person liable with respect to any of the Guaranteed Obligations; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Surviving Corporation or any other Person liable with respect to any of the Guaranteed Obligations; (f) any lack of validity or enforceability of the Guaranteed Obligations, the Merger Agreement or any agreement or instrument relating thereto; (g) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Surviving Corporation (other than defenses under the Merger Agreement), whether in connection with the Guaranteed Obligations or otherwise; or (h) the adequacy of any other means the Company or the Guaranteed Parties may have of obtaining repayment of any of the Guaranteed Obligations.
5. Representations and Warranties. The Guarantor hereby represents and warrants to the Guaranteed Parties with respect to itself that: (a) it is duly organized and validly existing under the Laws of its jurisdiction of organization; (b) it has all corporate power and authority to execute, deliver and perform this Guaranty; (c) the execution, delivery and performance of this Guaranty by the Guarantor has been duly and validly authorized and approved by all necessary corporate action, and no other proceedings or actions on the part of the Guarantor are necessary therefor; (d) this Guaranty has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against the Guarantor in accordance with its terms; (e) the execution, delivery and performance by the undersigned of this Guaranty do not and will not (i) violate the organizational documents of the Guarantor, (ii) violate any applicable Law or judgment, or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation, any contract to which the Guarantor is a party, in any case, for which the violation, default or right would be reasonably likely to prevent or materially impede, interfere with, hinder or delay the consummation by the Guarantor of the transactions contemplated by this Guaranty on a timely basis; and (f) the Guarantor has the financial capacity to pay and perform all of its obligations under this Guaranty, and all funds necessary to fulfill the Guaranteed Obligations under this Guaranty shall be available to the Guarantor for as long as this Guaranty shall remain in effect. The Guarantor acknowledges that the Company and the Guaranteed Parties have specifically relied on the accuracy of the representations and warranties contained in this Section 5 and in the event of any breach hereof, the Guaranteed Parties (or, prior to the earlier of the closing of the Offer or the Merger, the Company) shall have a right to seek appropriate damages and any such damages shall be a “Guaranteed Obligation” for purposes of this Guaranty.

6. Entire Agreement. This Guaranty, together with the Merger Agreement and the Confidentiality Agreement, constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior agreements and understandings with respect to the subject matter hereof, whether written or oral, among Parent, Merger Sub and the Guarantor, on the one hand, and the Company and the Guaranteed Parties, on the other hand. Furthermore, no course of dealing between the parties, no usage of trade, and no parol or extrinsic evidence shall be used to supplement or modify any terms of this Guaranty; nor are there any conditions to the complete effectiveness of this Guaranty.
7. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Guarantor and (i) the Company, prior to the earlier to occur of the closing of the Offer or the Merger, or (ii) the Guaranteed Parties Representative, following the earlier to occur of the closing of the Offer or the Merger, or in the case of waiver, by the party against whom the waiver is to be effective. No waiver by any party of any breach or violation of, or default under, this Guaranty, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Guaranty will operate as a waiver thereof.
8. Third Party Beneficiaries. The Guarantor hereby agrees that its representations, warranties and covenants set forth herein are specifically intended for the benefit of the Company, prior to the earlier to occur of the closing of the Offer or the Merger, and the Guaranteed Parties, in accordance with and subject to the terms of this Guaranty. Other than the Guaranteed Parties, the Company and their respective heirs, legal representatives, successors and permitted assigns hereunder, this Guaranty is not intended to, and does not, confer upon any person any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.
9. Counterparts; Facsimile and Electronic Signatures. This Guaranty may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Guaranty or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

10. Notices. Unless otherwise set forth herein, any notice, request, instruction or other document to be given hereunder shall be in writing and shall be deemed duly given (i) upon delivery, when delivered personally, (ii) one (1) Business Day after being sent by overnight courier or when sent by facsimile transmission (with a confirming copy sent by overnight courier) and (iii) three (3) Business Days after being sent by registered or certified mail, postage prepaid, as follows:
If to the Company:
A.C. Moore Arts & Crafts, Inc.
130 A.C. Moore Drive
Berlin, NJ 08009
Attention: Amy Rhoades
Facsimile: (856) 753-7057
If to the Guaranteed Parties:
c/o Guaranteed Parties Representative
Michael J. Joyce
XXXXX
XXXXX
Facsimile: XXXXX
With a copy to (which shall not constitute notice):
Blank Rome LLP
One Logan Square
130 North 18th Street
Philadelphia, PA 19103-6998
Attn: Alan H. Lieblich
Facsimile: (215) 569-5555
If to the Guarantor:
Nicole Crafts LLC
14 Sbar Blvd.
Moorestown, NJ 08057
Attention: Adolph Piperno
Facsimile: (856) 234-9159
With a copy to (which shall not constitute notice):
Bryan Cave LLP
1201 W. Peachtree Street, N.W.
One Atlantic Center, Fourteenth Floor
Atlanta, GA 30309-3488
Attn: Todd Wade
Facsimile: (404) 420-0694
or to such other Persons or addresses as may be designated in writing by the party to receive such notice.

11. Governing Law. This Guaranty shall be governed by and construed in accordance with the laws and decisions of the State of Delaware applicable to guaranties or other agreements made to be performed entirely in such jurisdiction, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any state other than the State of Delaware, except to the extent that provisions of the Pennsylvania Business Corporation Law are applicable hereto.
12. Jurisdiction; Venue; Service of Process.
(a) Each of the parties hereto irrevocably agrees that any legal action or proceeding arising out of or relating to this Guaranty, including, without limitation, its negotiation, terms, performance, or the transactions contemplated hereby (except for enforcement of any judgment against said parties), shall be brought and determined exclusively in the state or federal courts located within the Commonwealth of Pennsylvania. The parties hereby irrevocably consent to personal jurisdiction in said courts and agree that, in the event of the filing of a legal action or proceeding, they shall not raise as defense that any such court (a) lacks personal jurisdiction; or (b) is an inconvenient forum. The parties further agree, to the extent permitted by Law, that service of process or other legal papers commencing any such action may be effected in the manner provided in Section 10, and the parties hereby irrevocably agree that if service is so made, the parties shall not assert as a defense that service was ineffective.
(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, OR RELATING TO, THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(c) The Guarantor acknowledges that, in the event that any of the provisions of this Guaranty were not performed in accordance with its specific terms or were otherwise breached, irreparable damage would occur and the Guaranteed Parties would not have any adequate remedy at law. The Guarantor further hereby waives any defense, in the event that any action for injunction, specific performance or other equitable relief, that a remedy at law would be adequate. It is accordingly agreed that the Guaranteed Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Guaranty and to enforce specifically the terms and provisions of this Guaranty in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. To the extent permitted by Law, any requirements for the securing or posting of any bond with such remedy are waived.

13. No Assignment. Neither this Guaranty nor any rights, interests or obligations hereunder may be assigned by any party to any other person (except by operation of law) (i) in the case of a purported assignment by the Guarantor, without the written consent of the Guaranteed Parties, and (ii) in the case of a purported assignment by a Guaranteed Party, without the written consent of the Guarantor. The Guarantor shall require and cause any successor entity by operation of law to all or substantially all of the business and/or assets of the Guarantor, by written agreement in form and substance satisfactory to the Guaranteed Parties, to expressly assume and agree to perform this Guaranty in the same manner and to the same extent that the Guarantor would be required to perform this Guaranty as if no succession had taken place.
14. Severability. If any term or other provision of this Guaranty is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Guaranty shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Guaranty so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
15. Headings. The headings contained in this Guaranty are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.
16. Appointment of Guaranteed Parties Representative. The Company, by its acknowledgement of this Guaranty, hereby irrevocably appoints Michael J. Joyce as the agent and attorney-in-fact to represent the interests of the Guaranteed Parties for all purposes under this Guaranty from and after the earlier to occur of the closing of the Offer or the Merger (the “Guaranteed Parties Representative”), and consents to the taking by the Guaranteed Parties Representative of any and all actions and the making of any decisions required or permitted to be taken by the Guaranteed Parties hereunder. By his execution below, Michael J. Joyce hereby accepts his appointment as Guaranteed Parties Representative hereunder. From and after the earlier to occur of the closing of the Offer or the Merger, the Guarantor shall be entitled to deal exclusively with the Guaranteed Parties Representative on all matters relating to this Guaranty and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of an Indemnified Party by the Guaranteed Parties Representative, and on any other action taken or purported to be taken on behalf of a Guaranteed Party by the Guaranteed Parties Representative, as fully binding upon such Guaranteed Party.
[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Guaranty as of the date first written above.

GUARANTOR: SBAR’S, Inc.
By:	/s/ Adolph Piperno
	Name:	Adolph Piperno
	Title:	President
ACKNOWLEDGED BY:
THE COMPANY
A.C. Moore Arts & Crafts, Inc.

By:	/s/ Michael J. Joyce Name: Michael J. Joyce
Title: Chairman of the Board of Directors

GUARANTEED PARTIES REPRESENTATIVE

By:	/s/ Michael J. Joyce Name: Michael J. Joyce